Exhibit 32.02

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Steven J. Kemper, Chief Financial Officer, of DexCom, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies:

(i) the Quarterly Report on Form 10-Q for the period ended September 30, 2006 of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 23, 2006

/s/ Steven J. Kemper
Steven J. Kemper
Chief Financial Officer

38